[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.45.3

THIRD AMENDMENT OF

THE LICENSE AND COLLABORATION AGREEMENT

This THIRD AMENDMENT OF THE LICENSE AND COLLABORATION AGREEMENT (this “Third Amendment”) is made and effective as of May 28, 2015 (the “Third Amendment Effective Date”) by and between Miragen Therapeutics, Inc., a corporation organized and existing under the laws of Delaware, having its principal place of business at 6200 Lookout Rd., Suite 100, Boulder, CO 80301, USA (“Miragen”) on the first part, and Les Laboratoires Servier, a corporation organized and existing under the laws of France, having offices at 50 rue Carnot, 92284 Suresnes cedex France and Institut de Recherches Servier, a corporation organized and existing under the laws of France, having offices at 3 rue de la République, 92150 Suresnes, France (these two entities jointly referred to as “Servier”) on the second part. Servier and Miragen are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

WHEREAS, Miragen and Servier are parties to that certain License and Collaboration Agreement, dated October 13, 2011, as amended by First Amendment dated May 13, 2013, and Second Amendment dated May 13, 2014 (the “Collaboration Agreement”), pursuant to which the Parties established a collaboration for the research, development and commercialization of products directed at miRNA targets for the treatment of cardiovascular diseases;

WHEREAS, the Parties wish to select RNA [*] (as further described in Section 6 below) as a Replacement Target for the Third Target, [*], which was selected as the Third Target by the First Amendment and subsequently terminated by the Second Amendment; and

WHEREAS, the Parties wish to modify the mechanism of Servier’s right of first negotiation in Section 2.6 of the Collaboration Agreement and to also amend certain other terms and condition of the Collaboration Agreement, all as set forth below.

NOW THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Third Amendment, the Parties agree as follows:

1.	Unless otherwise indicated, capitalized terms used but not defined herein shall have the meanings set forth in the Collaboration Agreement.

2.	The Parties hereby select RNA target [*] (as further described in Section 6 below) as the Replacement Target for the Third Target, [*].

3.	The Parties have decided to update and amend the Research Plan and Development Plan at a later date following additional discussions to include the research and Development activities related to [*] as the Replacement Target for the Third Target, [*], as required by Section 4.5(d)(ix) of the Collaboration Agreement.

4.	The Parties acknowledge and agree that because (a) [*] is a RNA target and not a microRNA target and (b) the Santaris Agreement is limited to microRNA targets, Section 4.5(d)(x) of the Collaboration Agreement shall not apply to [*] or from any Third Party to any alternative technology that would cover [*]. Therefore, Miragen shall have no obligation to obtain a license from Santaris to Santaris’ LNA technology with respect to [*]. The Parties further acknowledge and agree that Servier’s license under Section 2.1 of the Collaboration Agreement with respect to [*] does not include any sublicense under the Santaris Agreement.

5.	Section 1.110 of the Collaboration Agreement is hereby deleted and replaced in its entirety with the following:

“1.110 “Target” means each of the three microRNA or RNA target families identified below (as further described in Exhibit B):

(a) microRNA-208/199, unless the Parties choose a Replacement Target in accordance with Section 4.6, in which case, the Replacement Target,

(b) microRNA-15/195, unless the Parties choose a Replacement Target in accordance with Section 4.6, in which case, the Replacement Target, and

(c) [*].”

6.	The following description of RNA target [*] is hereby added to Exhibit B of the Collaboration Agreement:

“[*].”

7.	Section 2.6 of the Collaboration Agreement is hereby deleted and replaced in its entirety with the following:

“2.6 Right of First Negotiation for Additional Targets. During the first [*] years after the Effective Date, Miragen shall keep Servier reasonably informed, via the JRDC, regarding any other microRNA or RNA target or target family developed by Miragen or its Affiliates (alone or in collaboration with any Third Party unless it is prevented to do so in the agreement with such Third Party) for its utility as a target for oligonucleotides in the Field (“Additional Target”). It is hereby agreed between the Parties that while a microRNA target family is included in the Target List as this term is defined in Article 4.5 of the Collaboration Agreement such microRNA family shall not be considered an Additional Target. It is hereby agreed between the Parties that any Additional Target may become a Replacement Target in accordance with Section 4.6 of the Collaboration Agreement. In the event that a Third Party becomes Miragen’s Affiliate after the Effective Date, this Section 2.6 shall not apply to microRNA or RNA target or target family identified or developed by such entity before it becomes Miragen’s Affiliate. During such [*]-year period, Miragen may, without notifying Servier, enter into discussions with any Third Party regarding the grant of a license by Miragen to a Third Party to develop and commercialize in the Field oligonucleotide products that directly bind to and thereby modulate such Additional Target; provided however that, Miragen shall inform Servier in

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

writing (a) promptly after [*] any Third Party, or (b) before [*] any Third Party, or (c) before [*] for such Additional Target or otherwise [*] on such Additional Target. Together with the delivery of such written notice, Miragen shall provide Servier with a data package summarizing the relevant data for such Additional Target. After the receipt of such written notice and data package, Servier shall promptly (within [*] days in any event) inform Miragen whether it is interested in negotiating a license to such Additional Target. If, within such [*] days, Servier informs Miragen that it is interested in such a license, then (1) Servier shall have the right, during a period of [*] days following the receipt of the notice and data package from Miragen, to negotiate with Miragen in good faith regarding the terms and conditions of a separate agreement under which Servier could receive an exclusive license from Miragen with respect to such Additional Target; and (2) during such [*] days, Miragen shall not enter into any definitive agreement with any Third Party that grants such a license to such Third Party. If Servier does not notify Miragen its intention to engage in such negotiation within [*] days of the receipt of such written notice or if such negotiations do not result in a binding written agreement by the end of such [*]-day period, then Miragen shall be free to negotiate with any Third Party with respect to such a license, and, subject to the fourth sentence of Section 2.5, to grant such a license to any Third Party, without any further obligation to Servier. For clarity, the obligations set forth in this Section 2.6 shall not survive any expiration or termination of this Agreement. For further clarity, Servier’s right of priority to obtain a license set forth in this Section 2.6 is in addition to and not exclusive of the selection of the Third Target and the Replacement Target pursuant to Sections 4.5 and 4.6. The Parties may evaluate and select any Additional Target as the Third Target or as a Replacement Target pursuant to Section 4.5 or 4.6, as applicable, and this Section 2.7 shall apply to any Additional Target that is not selected as the Third Target or a Replacement Target.”

8.	Section 4.6(c) of the Collaboration Agreement is hereby deleted and replaced in its entirety with the following:

“(c) [Intentionally Omitted]”

9.	Section 4.6(d) of the Collaboration Agreement is hereby deleted and replaced in its entirety with the following:

“(d) If, based on results obtained from the activities set forth in the Research Plan and the criteria set forth above in Section 4.6(a), the JSC or Servier as the case may be determines that the microRNA-15/195 target family or the microRNA-208/199 target family is not suitable as a Target, then upon such determination by JSC or Servier, the microRNA-15/195 target family and/or the microRNA-208/199 target family, as applicable, shall no longer be deemed a Target hereunder, and

(i) Servier’s licenses and rights under this Agreement pertaining to the microRNA-15/195 target family and/or to the microRNA-208/199 target family, as applicable, shall terminate;

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(ii) the Parties shall update and amend the Research Plan and the Development Plan to exclude the research and Development activities related to the microRNA-15/195 target family and/or to the microRNA-208/199 target family, as applicable;

(iii) Servier hereby assigns to Miragen, effective as of such determination by JSC or Servier, all right, title and interest in and to any and all Inventions related to the microRNA-15/195 target family and/or to the microRNA-208/199 target family, as applicable, as well as any and all data and results generated by Servier in the course of any work performed pursuant to this Agreement with respect to the microRNA-15/195 target family and/or to the microRNA-208/199 target family, as applicable;

(iv) all such Inventions, data and results shall be deemed Confidential Information of Miragen;

(v) Servier shall promptly transfer all tangible and electronic embodiments of such Inventions, data and results to Miragen;

(vi) Servier shall comply with the terms of the Santaris Agreement with respect to the replaced target (microRNA-15/195 target family and/or to the microRNA-208/199 target family, as applicable) as set forth in clause (16) of the part of Exhibit F that relates to the Santaris Agreement, provided that Servier shall not be required to assign or license to Santaris the Inventions, data and results that are assigned to Miragen pursuant to clause (iii) above: and

(vii) as between Miragen and Servier, Miragen shall have the right to research, develop and/or commercialize any product pertaining to the microRNA-15/195 target family and/or the microRNA-208/199 target family, as applicable, or any component therein in any field and anywhere, either by itself or in collaboration with a Third Party, without any further obligation to Servier.

After microRNA-15/195 target family and/or the microRNA-208/199 target family, as applicable, has been terminated as set forth above, the JSC may select a microRNA target family from the Target List (which may be amended from time to time by the JRDC in accordance with Section 4.5 for so long as a Target can be replaced) as a replacement for such target (such replacement, the “Replacement Target”), provided however that in the case the JSC cannot reach an agreement as to such selection from the Target List, Servier shall have the final say. Upon selection of the Replacement Target:

(viii) such Replacement Target(s) shall be deemed Target(s) hereunder;

(ix) the Parties shall update and amend the Research Plan and the Development Plan to include the research and Development activities related to such Replacement Target(s); and

(x) The Parties shall decide whether they wish to incorporate Santaris’ LNA technology into Licensed Products directed to the selected Replacement Target or whether they wish to utilize, in lieu of Santaris’ LNA technology, an alternative chemistry having drug-like properties which could be incorporated into Licensed Products directed to

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

the selected Replacement Target. If the Parties decide that they wish to incorporate Santaris’ LNA technology into Licensed Products directed to such Replacement Target, then Miragen shall use Commercially Reasonable Efforts to obtain a license from Santaris for such purpose (whether pursuant to the Santaris Agreement or an amendment thereof or pursuant to a separate license agreement with Santaris), which license can be sublicensed to Servier, without further payment by Servier, under the terms of this Agreement. If the Parties decide that they wish to incorporate such alternative technology into Licensed Products directed to such Replacement Target, then Miragen shall use Commercially Reasonable Efforts to enter into a Third Party agreement to obtain a license to such alternative technology with respect to such Replacement Target, which license can be sublicensed to Servier, without further payment by Servier, under the terms of this Agreement. For clarity, (A) if Miragen fails to obtain a license from Santaris to Santaris’ LNA technology with respect to such Replacement Target and the Parties then decide that they wish to incorporate the alternative technology into Licensed Products directed to such Replacement Target, then Miragen shall use Commercially Reasonable Efforts to enter into a Third Party agreement to obtain a license to such alternative technology with respect to such Replacement Target, which license can be sublicensed to Servier, without further payment by Servier, under the terms of this Agreement or (B) if Miragen fails to obtain a Third Party license to the alternative technology that covers the Replacement Target and the Parties then decide that they wish to incorporate Santaris’ LNA technology into Licensed Products directed to such Replacement Target, then Miragen shall use Commercially Reasonable Efforts to obtain a license from Santaris for such purpose (whether pursuant to the Santaris Agreement or an amendment thereof or pursuant to a separate license agreement with Santaris), which license can be sublicensed to Servier, without further payment by Servier, under the terms of this Agreement. For further clarity, it shall not be a breach of this Agreement if Miragen, after using Commercially Reasonable Efforts, fails to obtain a license from Santaris to Santaris’ LNA technology with respect to such Replacement Target and/or a Third Party license to the alternative technology that covers the Replacement Target, as applicable.”

10.	Section 4.6(e) of the Collaboration Agreement is hereby deleted and replaced in its entirety with the following:

“(e) The Parties’ right to evaluate suitability of each of the microRNA-15/195 target family and the microRNA-208/199 target family as a Target and, if either of them is decided pursuant to Section 4.6(a) to not be suitable as a Target, to replace it with a Replacement Target pursuant to Section 4.6(d) shall expire at the end of the [*] year period immediately following the Effective Date (or a longer period as may be agreed in writing by the Parties). For clarity, the Replacement Target(s), including [*], may not be replaced.”

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

11.	Miragen acknowledges that Santaris, an Upstream Licensor, was acquired by F. Hoffmann-La Roche AG in August 2014, and as set forth in Section 11.1(c)(ii) of Santaris Agreement, upon Santaris Change of Control, Miragen no longer have any obligations under Schedule 8.5(b) of the Santaris Agreement. Therefore, Section 16 in the provisions in Exhibit F (Certain Terms of Upstream Licenses) of the Collaboration Agreement that relate to the Santaris Agreement is hereby deleted and replaced in its entirety with the following:

“16. The Santaris Agreement will terminate with respect to a particular Target Family (as defined in the Santaris Agreement) if Santaris terminates it in accordance with Section 8.2 of the Santaris Agreement on account of Miragen’s uncured material breach with respect to such Target Family or if Miragen terminates the Santaris Agreement at will with respect to such Target Family in accordance with Section 8.4 of the Santaris Agreement or if Miragen replaces such Target Family in accordance with Section 2.3 of the Santaris Agreement. The Santaris Agreement will terminate with respect to one or more Target Families if Santaris terminates it in accordance with Section 8.2 of the Santaris Agreement on account of Miragen’s uncured material breach with respect to its negative covenant under Section 3.1(f) of the Santaris Agreement. The Santaris Agreement will terminate in its entirety if Santaris terminates it in accordance with Section 8.2 or 8.3 of the Santaris Agreement on account of (x) Miragen’s uncured material breach of an obligation that is not directed only to a particular Target Family, (y) Miragen’s involvement in a challenge to a patent within the Santaris IP, or (z) on account of Miragen’s insolvency, or if Miragen terminates the Santaris Agreement at will with respect to all Target Families in accordance with Section 8.4 of the Santaris Agreement. In the event of termination of the Santaris Agreement in its entirety, all Target Families will be deemed to be terminated Target Families. Upon any such termination described in this paragraph:

a.	Servier’s sublicense to the Santaris IP with respect to the terminated Target Families shall terminate;

provided however that, in the event that the Santaris Agreement is terminated by Santaris in accordance with Section 8.2 or 8.3 of the Santaris Agreement and such termination did not arise directly or indirectly from any acts or omissions of Servier, Servier shall have the right to obtain a Direct License (as defined in the Santaris Agreement) from Santaris on the terms set forth in Section 8.5(c) of the Santaris Agreement;

provided further that, in the event that the Santaris Agreement is terminated by Santaris in accordance with Section 8.2 or 8.3 and Servier does not request a Direct License, then Santaris shall indemnify and defend Servier and its Affiliates and each of their respective employees, officers, directors and agents (each a “Servier Indemnified Party”) from and against any Liabilities (as defined in the Santaris Agreement) that the Servier Indemnified Party incurs or suffers resulting from or arising out of any Third Party claims arising out of the Development, Manufacture or Commercialization of (i) any Reversion Product by, on behalf of or under the authority of, Santaris, its Affiliates or sublicensees, including any patent infringement or the personal injury or death of any person as a result of use of any Reversion Product or (ii) any product containing an LNA Compound Targeting a Miragen Target in a terminated Target Family, on behalf of or under the authority of, Santaris, its Affiliates or sublicensees, including any patent infringement or the personal injury or death of any person as a result of use of any such product, except in each case to the extent caused by the gross negligence or willful misconduct of Servier or any Servier Indemnified Party.”

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

12.	This Third Amendment amends the terms of the Collaboration Agreement as expressly provided above, and the Collaboration Agreement, as so amended and including all of its other terms and provisions that are not amended, remains in full force and effect and sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter of the Collaboration Agreement and supersedes, as of the Third Amendment Effective Date, all prior and contemporaneous agreements and understandings between the Parties with respect to the subject matter of the Collaboration Agreement. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as set forth in the Collaboration Agreement (as amended by this Third Amendment).

13.	The validity, performance, construction, and effect of this Third Amendment shall be governed by and construed under the laws of Germany, without giving effect to any choice of law principles that would require the application of the laws of a different state.

14.	This Third Amendment may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

{Signature page follows}

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the Parties intending to be bound have caused this Third Amendment to be executed by their duly authorized representatives as of the Third Amendment Effective Date.

Miragen Therapeutics, Inc.		Les Laboratoires Servier

By:	/s/ William S. MARSHALL	By:	/s/ Christian BAZANTAY
Name:	William S. MARSHALL	Name:	Christian BAZANTAY
Title:	President and CEO	Title:	Proxy

Institut de Recherches Servier

		By:	/s/ Emmanuel CANET
		Name:	Emmanuel CANET
		Title:	President Research and Development

[SIGNATURE PAGE OF THE THIRD AMENDMENT OF THE LICENSE AND COLLABORATION AGREEMENT BY AND BETWEEN MIRAGEN THERAPEUTICS, INC. AND LES LABORATOIRES SERVIER]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.